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Exhibit 23.5

Consent of Independent Registered Public Accounting Firm

        We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 26, 2020, with respect to the consolidated financial statements of Zyla Life Sciences, Inc. included in the Proxy Statement of Zyla Life Sciences, Inc. that is made a part of the Registration Statement (Form S-4) and related Prospectus of Assertio Holdings, Inc. dated April 7, 2020.

/s/ Ernst & Young LLP

Philadelphia, PA
April 7, 2020

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  Exhibit 23.5
  Consent of Independent Registered Public Accounting Firm